INTEGER HOLDINGS CORPORATION
GRANT OF RESTRICTED STOCK UNITS

The Board of Directors of Integer Holdings Corporation (the “Company”) has authorized and approved the 2009, 2011 and 2016 Stock Incentive Plans (collectively, the “Plans” and, individually, a “Plan”), which have been submitted to and approved by the stockholders of the Company. The Plans provide for the grant of restricted stock units to certain employees, non-employee consultants and service providers and non-employee directors of the Company and any Subsidiary of the Company. Pursuant to one or more of the Plans, the Board of Directors of the Company has approved the grant to you of restricted stock units (the “RSUs”) on the terms and subject to the conditions set forth in the applicable Plan, this agreement (the “Award Agreement”), and the Directors Compensation Policy. The relevant Plan(s) shall be deemed a part hereof as if fully set forth herein. A copy of each applicable Plan is available from the Morgan Stanley Smith Barney website www.stockplanconnect.com (or such other stock plan administrator’s website as may be determined by the Company) or may be obtained by request addressed to: Corporate Secretary, Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, NY 14031. Unless the context otherwise requires, all terms defined in the applicable Plan(s) shall have the same meanings when used herein.
1.Grant of Restricted Stock Units. The Company, as a matter of compensation for your services, hereby grants to you the number of RSUs set forth on Appendix A, as of the date set forth on Appendix A. Each RSU will entitle you to receive one share of Company Stock (a “Share”) upon the vesting of the RSU.
2.    Vesting of Restricted Stock Units. Subject to the provisions and limitations of the applicable Plan and this Award Agreement, the RSUs shall vest in accordance with the vesting schedule set forth in Appendix A. A certificate or certificates representing the Shares will not be delivered to you unless and until the RSUs have vested and all other terms and conditions in the applicable Plan and this Award Agreement have been satisfied.

3.    Termination of Service; Change in Control. Termination of your service as a Director or occurrence of a Change in Control, shall affect your rights as set forth in the applicable Plan.
4.    Forfeiture of Restricted Stock Units. Notwithstanding any contrary provision of this Award Agreement, the balance of the RSUs that have not vested pursuant to paragraphs 2 or 3 will be automatically forfeited as of the date that your services as a Director of the Company terminate for any reason.
5.    Non-Transferability of Restricted Stock Units. The RSUs may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the RSUs, and the levy of any attachment or similar proceeding upon the RSUs, shall be null and void and without effect.
6.    Rights as Stockholder. Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you.
7.    Investment Intent. You hereby covenant and agree with the Company that if there does not exist a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which registration statement shall be effective and shall include a prospectus which is current with respect to the Shares (i) that you will represent that you are receiving the RSUs for your own account and not with a view to the resale or distribution thereof and (ii) that any subsequent offer for sale or sale of any Shares received on vesting of such RSUs shall be made either pursuant to (x) a registration statement on an appropriate form under the Act, which registration statement shall be effective and shall include a prospectus which is current with respect to the Shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, if requested by the Company, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption..
8.    Withholding Taxes. The Company may withhold or cause to be withheld, or require you to remit to the Company, an amount sufficient to satisfy the Company’s (or Subsidiary’s) withholding tax obligation, if any, arising by reason of the granting, vesting or payment of the RSUs. Unless otherwise determined by the Board of Directors hereafter, any tax withholding obligations will be satisfied by withholding a number of Shares otherwise deliverable pursuant to this Award Agreement having a Fair Market Value, as of the date as of which the amount of tax withholding is determined, equal to the amount that the Company or Subsidiary determines is necessary to satisfy its withholding obligation.
9.    Agreement Subject to the Plan. You and the Company agree that this Award Agreement and the Directors Compensation Policy are subject to, and that you and the Company will both be bound by, all terms, conditions, limitations and restrictions contained in the applicable Plan, which shall be controlling in the event of any conflicting or inconsistent provision. To the extent that the RSUs subject to this Award Agreement are granted under more than one Plan, then the RSUs granted under a particular Plan will be subject to the terms and conditions of that Plan.
10.    Restrictions on Transfer. You acknowledge and agree that the Company may require you, as a condition to the receipt of the RSUs or the certificates representing the Shares, to become bound by any reasonable agreement restricting transfer of the Shares or providing the Company with a right of first purchase or other similar right.
11.    No Guarantee of Service. This award shall not confer upon you any right with respect to continuance of service with the Company, nor shall it interfere in any way with any right the Company would otherwise have to terminate your service at any time.
12.    No Guarantee of Tax Consequences. The Company makes no commitment or guarantee that any particular tax treatment will apply or be available under applicable law with respect to this award.

13.    Electronic Delivery and Signature. You hereby consent and agree to electronic delivery of any documents, proxy materials, prospectuses, annual reports and other related documents or agreements related to this award. If the Company establishes procedures for an electronic signature system for delivery and acceptance of such materials, you hereby consent to such procedures and that delivery may be effected by a third party engaged by the Company to provide administrative services related to the applicable Plan.
Please indicate your acceptance of all the terms and conditions of this award including those set forth in this Award Agreement by clicking on the icon below entitled “I have read and agree.” Notwithstanding your failure to click on the icon below, your continued service with the Company following the date of this award will be deemed your acceptance of the terms and conditions hereof unless you indicate otherwise to the Company in writing within 10 days following the date hereof.
Very truly yours,
Integer Holdings Corporation

Appendix A

Date of Grant: [GRANT DATE]
Number of RSUs: The number of RSUs granted under this Award Agreement is as set forth on the Morgan Stanley Smith Barney website (or such other stock plan administrator’s website as may be determined by the Company).

Vesting Schedule: One-quarter of the RSUs will be immediately vested. The remaining three-quarters of the RSUs will become vested, as to one-quarter of the total number of RSUs, on the first day of each of the second, third, and fourth quarters of the fiscal year that includes the date on which the RSUs are granted.